EXHIBIT 10.11

AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, XTO Energy Inc., a Delaware Corporation (the “Company”) and Vaughn O. Vennerberg, II (“Employee”) entered into an Employment Agreement, dated as of November 18, 2008, effective as of December 1, 2008 (the “Agreement”);

WHEREAS, pursuant to Section 18 of the Agreement, the Agreement may be amended by mutual written agreement signed by the Company and Employee (the “Parties”); and

WHEREAS, the Parties desire to amend certain provisions in the Agreement as hereinafter set forth in this Amendment to the Agreement (this “Amendment”).

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Parties agree as follows:

1. The second and last sentences of Section 6.1 are hereby deleted in their entirety.

2. The first sentence of Section 13.2 is hereby amended by replacing the phrase “an independent accounting firm retained by Employer on the date of determination” with the phrase “the accounting firm acting as Employer’s independent auditor immediately prior to the Change in Control.”

3. This Amendment shall be governed by and construed under the laws of the State of Texas.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5. Except as amended hereby, the Agreement shall remain in full effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Employment Agreement to be executed and delivered on December 13, 2009, to be effective immediately.

XTO ENERGY INC.

By:	/s/ Karen S. Wilson
Name: Karen S. Wilson
Title: Vice President – Human Resources

EMPLOYEE

/s Vaughn O. Vennerberg, II
Vaughn O. Vennerberg, II